                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                ----------------


                                   FORM 8-K/A
                               (AMENDMENT NO. 1)



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported):    NOVEMBER 10, 2000



                               TBM HOLDINGS INC.
             (Exact Name of Registrant as Specified in its Charter)




                         FLORIDA                               0-18707                         59-2824411
    (State or Other Jurisdiction of Incorporation)    (Commission File Number)      (IRS Employer Identification No.)



136 MAIN STREET, WESTPORT, CONNECTICUT                                06880
(Address of Principal Executive Office)                             (Zip Code)

Registrant's telephone number, including area code                (203) 227-6140
                                                                  --------------



                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)

           This Amendment is being filed by TBM Holdings Inc., a Florida corporation ("TBM" or the "Company"), as an amendment to its Current Report on Form 8-K dated November 10, 2000, as filed with the Securities and Exchange Commission on November 21, 2000, to include the financial information required by Items 310(c) and 310(d) of Regulation S-B, under Item 7 of Form 8-K.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

           Item 7(a)  Financial Statements of Business Acquired.


           Financial Information                                                       Page
           ---------------------                                                       ----
           Financial Statements                                                        F-1
           Independent Auditors' Report                                                F-2
           Balance Sheets as of September 30, 2000 (Unaudited) and December 31,
               1999                                                                    F-3
           Statements of Income and Retained Earnings for the nine months ended
               September 30, 2000 and 1999 (Unaudited) and for the year ended
               December 31, 1999                                                       F-4
           Statements of Cash Flows for the nine months ended September 30, 2000
               and 1999 (Unaudited) and for the year ended December 31, 1999           F-5
           Notes to Financial Statements                                               F-6

           Item 7(b)  Pro Forma Financial Information.

           Financial Information                                                       Page
           ---------------------                                                       ----
           Unaudited Pro Forma Financial Statements                                    F-13
           TBM Holdings Inc. Condensed Consolidated
               Unaudited Pro Forma Balance Sheet as of September 30, 2000              F-14
           TBM Holdings Inc. Condensed Consolidated Unaudited
               Pro Forma Statement of Operations for the nine-month period
               ended September 30, 2000                                                F-15
           TBM Holdings Inc. Condensed Consolidated Unaudited
               Pro Forma Statement of Continuing Operations for the year ended
               January 1, 2000                                                         F-16
           TBM Holdings Inc. Notes to Condensed Consolidated
               Unaudited Pro Forma Financial Statements                                F-17

           Item 7(c)  Exhibits.

           Exhibit No.       Description
           -----------       -----------

               2.1           Asset Purchase Agreement, dated October 19, 2000, between
                             1445833 Ontario Inc. and Blue Giant Limited,  previously filed as an exhibit to Form 8-K dated October 19, 2000, filed with the
                             Commission on October 26, 2000.

               2.2           Transfer Agreement, dated November 10, 2000, between Blue
                             Giant Corporation and Blue Giant Equipment Corporation,
                             previously filed as an exhibit to Form 8-K dated November 10,
                             2000, filed with the Commission on November 17, 2000.

               23            Consent of KPMG LLP.

               99            Press Release dated November 10, 2000, previously filed as an exhibit to Form 8-K dated November 10, 2000, filed with the
                             Commission on November 17, 2000.



               Financial Statements of

               BLUE GIANT LIMITED

               Year ended December 31, 1999
kpmg

            KPMG LLP
            CHARTERED ACCOUNTANTS                       Telephone (416) 228-7000
            Yonge Corporate Centre                      Telefax  (416) 228-7123
            4120 Yonge Street Suite 500                 www.kpmg.ca
            North York ON M2P 2B8









AUDITORS' REPORT


To the Directors of Blue Giant Limited



We have audited the balance sheet of Blue Giant Limited as at December 31, 1999 and the statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1999 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles which, in the Company's particular circumstances, conform in all material respects with accounting principles generally accepted in the United States.


/s/ KPMG LLP

Chartered Accountants



Toronto, Canada

November 24, 2000

BLUE GIANT LIMITED
Balance Sheet

------------------------------------------------------------------------------------------------------------------------------------
                                                                                               September 30,            December 31,
                                                                                                        2000                    1999
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 (Unaudited)
Assets

Current assets:
   Accounts receivable from affiliates (note 2)                                                  $   569,590             $ 2,076,627
   Accounts receivable (note 4)                                                                    7,435,150               6,420,127
   Inventories (note 5)                                                                            3,906,433               3,620,032
   Other current assets                                                                              128,074                  96,259
   Future income taxes (note 9)                                                                      133,305                 117,111
   ---------------------------------------------------------------------------------------------------------------------------------
                                                                                                  12,172,552              12,330,156
Capital assets (note 6)                                                                            2,954,960               3,175,064
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 $15,127,512             $15,505,220
====================================================================================================================================

Liabilities and Shareholder's Equity

Current liabilities:
   Bank indebtedness (note 7)                                                                    $ 3,175,687             $ 2,911,502
   Accounts payable and accrued liabilities                                                        4,016,777               3,952,880
   Accounts payable to affiliates (note 2)                                                           698,515               1,094,289
   Income taxes payable                                                                              318,086                 131,766
   Intercompany note payable (note 3)                                                              2,265,000               3,000,000
   Term bank loan (note 7)                                                                         1,151,000               1,203,200
   ---------------------------------------------------------------------------------------------------------------------------------
                                                                                                  11,625,065              12,293,637

Shareholder's equity:
   Capital stock:
      Authorized:
         Unlimited common shares, no par value
      Issued:
         1,000 common shares                                                                         105,734                 105,734
   Additional paid-in capital                                                                      1,594,266               1,594,266

   Retained earnings                                                                               1,802,447               1,511,583
   ---------------------------------------------------------------------------------------------------------------------------------
                                                                                                   3,502,447               3,211,583

Commitments (note 8)
Subsequent event (note 10)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 $15,127,512             $15,505,220
====================================================================================================================================

See accompanying notes to financial statements.

BLUE GIANT LIMITED
Statement of Income and Retained Earnings

--------------------------------------------------------------------------------
                                         Nine months ended      Year ended
                                           September 30,      December 31,
                                        2000          1999            1999
--------------------------------------------------------------------------------
                                           (Unaudited)

Sales                               $26,125,426   $24,037,593   $32,772,239
Cost of sales                        20,902,367    19,220,881    26,235,663
--------------------------------------------------------------------------------
                                      5,223,059     4,816,712     6,536,576

Expenses:
   Selling                            1,620,717     1,489,108     2,044,131
   General and administrative         1,259,089       804,558     1,272,906
   Engineering                          727,179       572,547       819,719
   Management fee (note 2)              486,890       495,843       662,468
   Interest expense:
      Intercompany                      200,733       251,722       255,255
      Other                             235,189       136,387       187,990
   Foreign exchange loss (gain)        (112,330)      214,695       269,608
   Other expense, net                   120,742       130,687        18,690
   -----------------------------------------------------------------------------
                                      4,538,209     4,095,547     5,530,767

Income before income taxes              684,850       721,165     1,005,809

Income taxes (recovery):
   Current                              410,180       432,699       666,538
   Future                               (16,194)      (35,475)      (38,879)
   -----------------------------------------------------------------------------
                                        393,986       397,224       627,659

Net income                              290,864       323,941       378,150

Retained earnings, beginning of
period                                1,511,583     1,133,433     1,133,433
--------------------------------------------------------------------------------
Retained earnings, end of period    $ 1,802,447   $ 1,457,374   $ 1,511,583
================================================================================


See accompanying notes to financial statements.

BLUE GIANT LIMITED
Statement of Cash Flows

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        Nine months ended               Year ended
                                                                                          September 30,                 December 31,
                                                                                       2000              1999               1999
------------------------------------------------------------------------------------------------------------------------------------
                                                                                             (Unaudited)
Cash provided by (used in):

Operating activities:
   Net income                                                                     $   290,864        $   323,941        $   378,150
   Items not affecting cash:
      Amortization                                                                    465,879            387,292            467,828
      Future income taxes                                                             (16,194)           (35,475)           (38,879)
      Gain on disposal of capital assets                                              (52,665)           (34,733)           (39,979)
   Change in non-cash operating working capital:
      Accounts receivable from affiliates                                           1,507,037           (756,938)        (1,110,598)
      Accounts receivable                                                          (1,015,023)          (103,124)           (72,368)
      Inventories                                                                    (286,401)           (52,240)           232,951
      Other current assets                                                            (31,815)           (52,963)           (29,677)
      Accounts payable and accrued liabilities                                         63,897           (594,415)          (858,999)
      Accounts payable to affiliates                                                 (395,774)           759,036             91,493
      Income taxes payable                                                            186,320         (1,112,259)          (778,025)
      ------------------------------------------------------------------------------------------------------------------------------
                                                                                      716,125         (1,271,878)        (1,758,103)

Financing activities:
   Decrease in intercompany notes payable                                            (735,000)                --                 --
   Decrease in term bank loan                                                         (52,200)           (52,200)           (69,600)
   Increase in bank indebtedness                                                      264,185          1,822,676          2,538,496
   ---------------------------------------------------------------------------------------------------------------------------------
                                                                                     (523,015)         1,770,476          2,468,896

Investing activities:
   Purchase of capital assets                                                        (270,260)          (555,553)          (772,994)
   Proceeds from disposal of capital assets                                            77,150             56,955             62,201
   ---------------------------------------------------------------------------------------------------------------------------------
                                                                                     (193,110)          (498,598)          (710,793)

Increase in cash balances                                                                --                 --                 --

Cash balances, beginning of period                                                       --                 --                 --

------------------------------------------------------------------------------------------------------------------------------------
Cash balances, end of period                                                      $      --          $      --          $      --
====================================================================================================================================

Supplemental cash flow information:
   Income taxes paid                                                              $   280,270        $ 1,503,089        $ 1,682,455
   Interest paid                                                                      485,698            128,974            527,741
====================================================================================================================================



See accompanying notes to financial statements.

BLUE GIANT LIMITED
Notes to Financial Statements

Year ended December 31, 1999
(Information as at and for the nine months ended September 30, 2000 and 1999 is unaudited)
--------------------------------------------------------------------------------



Blue Giant Limited (the "Company") is a wholly owned subsidiary of Clark Material Handling Corporation, a United States corporation. The Company is in the business of manufacturing material handling equipment for sales in the United States, Canada and for export to other countries.


On April 17, 2000, the Company's U.S. sister corporation, Blue Giant Corp. and the companies' parent company filed for protection from creditors under Chapter
11. Related party transactions are described in note 2. These financial statements do not anticipate any transactions related to the insolvency of Clark Material Handling Corporation. The unaudited financial statements for the period ended September 30, 2000 reflect the amount of the anticipated loss to the Company resulting from the insolvency of Blue Giant Corp.


1.   SIGNIFICANT ACCOUNTING POLICIES:


     The Company prepares its financial statements in accordance with accounting policies generally accepted in Canada which, in the Company's particular circumstances, conform in all material respects with accounting policies generally accepted in the United States.


     (a)    Capital assets:


        Capital assets are recorded at cost. Amortization is provided using the straight-line method over the following years:


        ------------------------------------------------------------------------
        Building                                                   20 years
        Factory equipment                                           8 years
        Parking area                                                5 years
        Rental and leased equipment                                 3 years
        Office equipment and computers                              3 years
        ------------------------------------------------------------------------



     (b)    Inventories:


        Raw materials are valued at the lower of cost and replacement cost. Manufactured parts and finished goods are valued at the lower of cost and net realizable value. Cost is determined on a first-in, first-out basis.

BLUE GIANT LIMITED
Notes to Financial Statements (continued)

Year ended December 31, 1999
(Information as at and for the nine months ended September 30, 2000 and 1999 is unaudited)
--------------------------------------------------------------------------------


1.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):


     (c)  Use of estimates:


          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses for the year reported. Actual results could differ from those estimates.


     (d)  Income taxes:


          Future income taxes are provided on an asset and liability method, whereby future income tax assets are recognized for deductible temporary differences and operating loss or tax credit carryforwards and future income tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the amounts of assets and liabilities recorded for income tax and financial reporting purposes. The income tax expense or benefit is the income taxes payable or refundable for the year plus or minus the change in future income tax assets and liabilities during the year.


     (e)  Foreign currency translation:


          Amounts payable in foreign currencies are translated into Canadian dollars at the rates of exchange in effect at the balance sheet date. Income and expense items are translated at rates of exchange in effect on the dates of transactions. Any resulting exchange gains or losses are included in net income for the year.


     (f)  Financial instruments:


          The Company's financial instruments recognized in the balance sheet consist of accounts receivable from and payable to affiliates, accounts receivable, and accounts payable and accrued liabilities. The fair values of these instruments approximate their carrying amounts due to their short-term maturity.


          The bank term loan, indebtedness and intercompany note payable are at fair value because they bear market rates of interest.


          The Company does not have a significant exposure to any individual customer other than its sister company, Blue Giant Corp. Management considers the risk of significant credit loss to be remote, other than Blue Giant Corp.

BLUE GIANT LIMITED
Notes to Financial Statements (continued)

Year ended December 31, 1999
(Information as at and for the nine months ended September 30, 2000 and 1999 is unaudited)
--------------------------------------------------------------------------------

2.   RELATED PARTY TRANSACTIONS:

--------------------------------------------------------------------------------
                                                September 30,       December 31,
                                                         2000             1999
--------------------------------------------------------------------------------
                                                    (Unaudited)
Receivable from:
   Blue Giant Corp.                                   $  454,022      $2,001,627
   Clark Material Handling Corporation                   115,568          75,000
--------------------------------------------------------------------------------
                                                      $  569,590      $2,076,627
================================================================================
 Payable to Blue Giant Corp.                          $   41,290      $1,094,289
Payable to Clark Material Handling
 Corporation                                             657,225            --
--------------------------------------------------------------------------------
                                                      $  698,515      $1,094,289
================================================================================

--------------------------------------------------------------------------------
                                             Nine months ended       Year ended
                                               September 30,        December 31,
                                            2000          1999          1999
--------------------------------------------------------------------------------
                                               (Unaudited)
Sales to Blue Giant Corp. (normal
 trade terms)                             $1,828,280    $3,127,452    $3,625,961
Purchases from Blue Giant Corp.
 (normal trade terms)                        755,549     1,081,253     1,390,150
Management fee to Clark Material
 Handling Corporation                        486,890       495,843       662,468
Intercompany interest expense                200,733       251,722       255,255
================================================================================



     Subsequent to December 31, 1999, the receivable from Blue
     Giant Corp. was paid in full.


     During 2000, both Clark Material Handling Corporation and Blue Giant Corp. filed for protection from creditors under Chapter 11. This resulted in the Company taking a charge of $401,989 (unaudited) as an allowance for doubtful accounts during the nine months ended September 30, 2000 in respect of transactions during that period.

BLUE GIANT LIMITED
Notes to Financial Statements (continued)

Year ended December 31, 1999
(Information as at and for the nine months ended September 30, 2000 and 1999 is unaudited)
--------------------------------------------------------------------------------

3.   INTERCOMPANY NOTE PAYABLE:


     The intercompany note payable represents a note due to the Clark Material Handling Corporation. The note bears a variable interest rate which is equal to prime plus 2% and is unsecured. As the note has no specific date for repayment, it has been classified as a current liability.


4.   ACCOUNTS RECEIVABLE:

--------------------------------------------------------------------------------
                                                September 30,      December 31,
                                                         2000              1999
--------------------------------------------------------------------------------
                                                  (Unaudited)

Trade                                             $7,530,498         $6,477,668
Other                                                 47,364             42,459
Allowance for doubtful accounts                     (142,712)          (100,000)
---------------------------------------------------------------------------------
                                                   $7,435,150         $6,420,127
=================================================================================


5.   INVENTORIES:

--------------------------------------------------------------------------------
                                                September 30,      December 31,
                                                         2000              1999
--------------------------------------------------------------------------------
                                                  (Unaudited)

Raw materials                                    $2,271,460           $1,990,667
Manufactured parts                                  973,877            1,016,524
Finished goods                                      661,096              612,841
--------------------------------------------------------------------------------
                                                 $3,906,433           $3,620,032
================================================================================

BLUE GIANT LIMITED
Notes to Financial Statements (continued)

Year ended December 31, 1999
(Information as at and for the nine months ended September 30, 2000 and 1999 is unaudited)
--------------------------------------------------------------------------------

6.   CAPITAL ASSETS:

--------------------------------------------------------------------------------
                                                       Accumulated      Net book
September 30, 2000 (Unaudited)                 Cost    amortization      value
--------------------------------------------------------------------------------
Land                                      $  757,458    $     --      $  757,458
Building                                     909,583       114,730       794,853
Factory equipment                            739,859       173,098       566,761
Parking area                                 345,439       129,021       216,418
Rental and leased equipment                  666,175       301,037       365,138
Office equipment and computers               645,190       390,858       254,332
--------------------------------------------------------------------------------
                                          $4,063,704    $1,108,744    $2,954,960
================================================================================


--------------------------------------------------------------------------------
                                                         Accumulated    Net book
     December 31, 1999                        Cost       amortization     value
--------------------------------------------------------------------------------
Land                                      $  757,458    $     --      $  757,458
Building                                     907,258        80,680       826,578
Factory equipment                            696,915       105,612       591,303
Parking area                                 345,439        77,305       268,134
Rental and leased equipment                  634,557       221,614       412,943
Office equipment and computers               552,327       233,679       318,648
--------------------------------------------------------------------------------
                                          $3,893,954    $  718,890    $3,175,064
================================================================================

7.   BANK INDEBTEDNESS AND TERM BANK LOAN:


     The Company has a credit facility of $3,500,000 in the form of an operating loan and $1,168,400 in the form of a term loan. The operating loan bears interest at prime plus 0.5% calculated daily and payable monthly. The term bank loan bears interest at prime plus 1% calculated daily and payable monthly. Principal payments are $5,800 per month.


     The operating loan and term bank loan are secured by a general assignment of book debts, a first charge over inventories, an assignment of insurance, a general security agreement over all of the Company's assets, a $1.8 million collateral mortgage over the Company's assets, a $1.8 million collateral mortgage over the Company's property and the postponement of the intercompany note payable.

     The banking agreements contain certain restrictive covenants and the Company is in default under the bank agreement. As a result the term bank loan has been classified as a current liability.

BLUE GIANT LIMITED
Notes to Financial Statements (continued)

Year ended December 31, 1999
(Information as at and for the nine months ended September 30, 2000 and 1999 is unaudited)
--------------------------------------------------------------------------------


8.   COMMITMENTS:


     The Company is committed under long-term leases for the rental of automotive equipment with varying renewal options. Minimum annual payments, exclusive of insurance and maintenance costs, under these leases are as follows:

     ---------------------------------------------------------------------------
                                            September 30,     December 31,
                                                     2000             1999
     ---------------------------------------------------------------------------
                                              (Unaudited)
     2000                                        $114,200         $103,700
     2001                                         113,800           84,200
     2002                                          72,300           42,700
     2003                                          32,000            9,600
     ---------------------------------------------------------------------------
                                                 $332,300       $  240,200
     ===========================================================================


9.   INCOME TAXES:


     The tax effect of temporary differences giving rise to future tax assets were as follows:

     ---------------------------------------------------------------------------
                                                  September 30,     December 31,
                                                          2000            1999
     ---------------------------------------------------------------------------
                                                  (Unaudited)
     Future tax assets:
        Warranty reserves                           $  93,655           $ 81,424
        General allowance for doubtful accounts        40,963             37,000
     ---------------------------------------------------------------------------
                                                      134,618            118,424

     Future tax liability:
        Capital assets                                 (1,313)            (1,313)
     ---------------------------------------------------------------------------
                                                    $ 133,305          $ 117,111
     ===========================================================================

BLUE GIANT LIMITED
Notes to Financial Statements (continued)

Year ended December 31, 1999
(Information as at and for the nine months ended September 30, 2000 and 1999 is unaudited)
--------------------------------------------------------------------------------


9.   INCOME TAXES (CONTINUED):


     The effective rates of income taxes is comprised as follows:

     ---------------------------------------------------------------------------
                                              September 30,         December 31,
                                           2000          1999              1999
     ---------------------------------------------------------------------------
                                             (Unaudited)
     Statutory rate                       44.6%         44.6%              44.6%
     Manufacturing deduction              (7.7)         (7.7)              (7.7)
     Non-deductible expenses              25.7          18.2               25.5
     ---------------------------------------------------------------------------
                                          62.6%         55.1%              62.4%
     ===========================================================================


10.  SUBSEQUENT EVENT:


     On November 10, 2000, most of the net assets of the Company were sold to TBM Holdings, Inc., a publicly traded U.S. company, for cash consideration of approximately U.S. $9,500,000.


11.  NEW UNITED STATES ACCOUNTING PRONOUNCEMENTS:


     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 established methods of accounting for derivative financial instruments and hedging activities related to those instruments, as well as other hedging activities. Application of this SFAS has been postponed. As such, the Company will be required to implement SFAS No. 133 for its fiscal year ended December 31, 2001.


     The Company expects that the adoption of this pronouncement will have no material impact on its financial position, results of operations or cash flows.


     The U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"), on December 3, 1999. It is effective for the Company no later than the fourth quarter of fiscal 2000. SAB 101 provides additional guidance on the application of existing United States generally accepted accounting principles to revenue recognition in financial statements. The Company does not expect the guidance of SAB 101 to have a material effect on its financial statements upon adoption.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial statements consist of the condensed consolidated unaudited pro forma statements of operations of TBM Holdings Inc. ("TBM Holdings") for the year ended January 1, 2000, and the nine months ended September 30, 2000, and the condensed consolidated unaudited pro forma balance sheet of TBM Holdings as of September 30, 2000, and related notes. The condensed consolidated unaudited pro forma statements of operations of TBM Holdings give effect to the February 23, 2000 merger of Long Reach Holdings, Inc. ("Long Reach") with and into a wholly-owned subsidiary of TBM Holdings, which has been renamed Long Reach, Inc. (the "Long Reach Merger"), the May 16, 2000 acquisition by TBM Holdings, through Long Reach, Inc., of all of the outstanding capital stock of Lee Engineering Company, Inc. ("Lee Engineering") from United Dominion Industries, Inc. (the "Lee Engineering Acquisition"), and the November 10, 2000 acquisition by TBM Holdings of substantially all of the assets and specific liabilities of Blue Giant Limited ("Blue Giant"), and certain intellectual property of Blue Giant Corporation, from CLARK Material Handling Company ("Clark") (the "Blue Giant Acquisition"), as if such transactions had occurred on January 1, 1999. The condensed consolidated unaudited pro forma balance sheet of TBM Holdings gives effect to the Blue
Giant Acquisition as if such transaction had occurred on September 30, 2000.

The historical data for the year ended January 1, 2000 have been derived from TBM Holdings' audited financial statements. TBM Holdings' unaudited historical data for the nine months ended September 30, 2000 have been derived from its unaudited financial statements. The unaudited historical data of Long Reach for the year ended January 1, 2000 and for the period from January 2, 2000 to February 23, 2000, have been derived from Long Reach's unaudited historical consolidated financial statements. The historical data of Lee Engineering for the year ended December 31, 1999 have been derived from Lee Engineering's audited financial statements. The unaudited historical data of Lee Engineering for the period from January 2, 2000 to May 15, 2000 have been derived from Lee Engineering's unaudited financial statements. The historical data of Blue Giant for the year ended December 31, 1999 have been derived from Blue Giant's audited financial statements. The unaudited historical data of Blue Giant as of and for the nine months ended September 30, 2000 have been derived from Blue Giant's unaudited financial statements.

The unaudited pro forma financial statements are based on assumptions and include adjustments as explained in the notes thereto. The unaudited pro forma financial statements are not necessarily indicative of the actual financial results if the transactions described in the preceding paragraphs had been effective on and as of the dates indicated and should not be considered indicative of operations in future periods or as of future dates.

                                TBM HOLDINGS INC.
           CONDENSED CONSOLIDATED UNAUDITED PRO FORMA BALANCE SHEET
                              September 30, 2000

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                                                          TBM
                                                                          TBM        BLUE GIANT                         HOLDINGS
                                                                       HOLDINGS      HISTORICAL   (q)   PRO FORMA       PRO FORMA
                                     ASSETS                           HISTORICAL     (UNAUDITED)       ADJUSTMENTS     (UNAUDITED)
                                                                    -------------   -------------     -------------   -------------
Current assets:
   Cash and cash equivalents                                      $      4,458      $         -     $         -       $      4,458
   Accounts Receivable, net                                              6,730            5,333            (380)(l)         11,683
   Inventories                                                           8,614            2,602              41 (o)         11,257
   Deferred income taxes                                                     -               89             (89)(l)              -
   Prepaid expenses and other receivables                                  355               85               -                440
                                                                   ------------      -----------     -----------       ------------
           Total current assets                                         20,157            8,109            (428)            27,838
                                                                   ------------      -----------     -----------       ------------
Property, plant and equipment, net                                       7,459            2,053           1,189 (p)         10,701
Goodwill and other intangibles                                          11,914                -           3,535 (h)         15,449
Other assets                                                               230                -              18 (n)            248
                                                                   ------------      -----------     -----------       ------------
                                                                  $     39,760      $    10,162     $     4,314       $     54,236
                                                                   ============      ===========     ===========       ============

                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Bank indebtedness                                              $          -      $     2,116     $    (2,116)(i)   $          -
                                                                                                          3,331 (j)          3,331
   Trade accounts payable                                                3,955            3,141             610 (n)
                                                                                                           (465)(l)          7,241
   Current portion of long-term debt                                       540                -             200 (j)            740
   Legal settlement                                                         80                -               -                 80
   Accrued expenses                                                      2,484              212            (212)(l)          2,484
   Intercompany note payable                                                 -            1,509          (1,509)(l)              -
   Term bank loan                                                            -              767            (767)(i)              -
   Bank overdraft payable                                                  546                -               -                546
                                                                   ------------      -----------     -----------       ------------
           Total current liabilities                                     7,605            7,745            (928)            14,422
                                                                   ------------      -----------     -----------       ------------

Revolving credit loan                                                    7,278                -               -              7,278
Long-term debt, excluding current portion                                4,916                -           1,659 (j)          6,575
Other long-term liabilities                                                 62                -               -                 62
Net deferred tax liability                                                   -                -               -                  -

Stockholders' equity:
   Common stock, $.001 par value. Authorized 10,000,000 shares;
     4,519,337 shares issued and outstanding at September 30, 2000;
     5,442,414 shares issued and outstanding on a pro forma basis            5               75             (75)(m)              5
   Additional paid-in capital                                           35,262            1,132           6,000 (k)
                                                                                                         (1,132)(m)         41,262
   Accumulated other comprehensive loss - foreign currency
     translation adjustments                                              (109)             (34)             34 (m)           (109)
   Accumulated deficit                                                 (15,259)           1,244          (1,244)(m)        (15,259)
                                                                   ------------      -----------     -----------       ------------
           Total stockholders' equity                                   19,899            2,417           3,583             25,899

Commitments and contingencies
                                                                   ------------      -----------     -----------       ------------
                                                                  $     39,760      $    10,162     $     4,314       $     54,236
                                                                   ============      ===========     ===========       ============

See accompanying notes to condensed consolidated unaudited pro forma financial statements.

                               TBM HOLDINGS INC.
           CONDENSED CONSOLIDATED UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                Nine month period ended September 30, 2000
                  (In thousands, except per share data)






                                                                                                      TBM Holdings
                                                                                                       Pro Forma
                                                                  Long Reach         Pro Forma          for the          Lee
                                                 TBM Holdings      Holdings       Adjustments for      Long Reach    Engineering
                                                  Historical      Historical  (a) the Long Reach         Merger      Historical  (b)
                                                  (Unaudited)     (Unaudited)         Merger          (Unaudited)    (Unaudited)
                                                 ------------     -----------     ---------------     -------------  ------------
Net sales                                         $   25,839       $  4,604            $    -           $ 30,443         $ 6,712
Cost of sales                                         21,181          3,846               (54)(c)         24,973           5,690
                                                 ------------     -----------     ---------------     -------------  ------------

Gross profit                                           4,658            758                54              5,470           1,022
Selling, general and administrative expense            7,097          1,466                11 (c)                          1,632
                                                                                           31 (d)          8,605
                                                 ------------     -----------     ---------------     -------------  ------------

Income (loss) from operations                         (2,439)          (708)               12             (3,135)           (610)
Interest expense, net                                   (742)          (204)              256 (e)           (690)              -
Other income, net                                        297              -                 -                297               -
                                                 ------------     -----------     ---------------     -------------  ------------
Income (loss) before income taxes                     (2,884)          (912)              268             (3,528)           (610)

Income tax expense                                        44             13                 - (g)             57               -
                                                 ------------     -----------     ---------------     -------------  ------------

Net income (loss)                                 $   (2,928)      $   (925)           $  268           $ (3,585)         $ (610)
                                                 ============     ===========     ===============     =============  ============

Basic and diluted income (loss) per share         $    (0.71)
                                                 ============

Weighted average shares outstanding                    4,111
                                                 ============



                                                                                                                    TBM Holdings
                                                                                                                     Pro Forma
                                                                                                                    for the Long
                                                                 TBM Holdings                                       Reach Merger,
                                                                   Pro Forma                                           the Lee
                                                                 for the Long                                        Engineering
                                                                 Reach Merger                                        Acquisition
                                                                  and the Lee                                       and the Blue
                                                Pro Forma         Engineering                      Pro Forma            Giant
                                            Adjustments for the   Acquisition  Blue Giant      Adjustments for the   Acquisition
                                             Lee Engineering      As Adjusted  Historical (q)      Blue Giant        As Adjusted
                                               Acquisition        (Unaudited)  (Unaudited)        Acquisition        (Unaudited)
                                            -------------------  ------------- -----------     -------------------- -------------
Net sales                                       $     -            $  37,155    $ 17,740             $     -         $   54,895
Cost of sales                                       (31)(c)           30,632      14,193                 (78)(c)         44,747
                                            ------------         ------------- -----------     --------------       -------------
Gross profit                                         31                6,523       3,547                  78             10,148
Selling, general and administrative
  expense                                           (13)(c)                        2,779                  18 (c)
                                                     (8)(d)           10,216                             143 (d)         13,156
                                            ------------         ------------- -----------     --------------       -------------
Income (loss) from operations                        52               (3,693)        767                 (83)            (3,009)
Interest expense, net                               (76)(e)             (766)       (296)                (28)(e)         (1,090)
Other income, net                                  (101)(f)              196          (6)                  -                190
                                            ------------         ------------- -----------     --------------       -------------
Income (loss) before income taxes                  (125)              (4,263)        465                (111)            (3,909)
Income tax expense                                    -                   57         268                 (41)(g)            284
                                            ------------         ------------- -----------     --------------       -------------
Net income (loss)                               $  (125)           $  (4,320)   $    198             $   (70)        $   (4,192)
                                            ============         ============= ===========     ==============       =============

Basic and diluted income (loss) per
  share                                                                                                              $    (0.82)
                                                                                                                    =============

Weighted average shares outstanding                                                                                       5,132
                                                                                                                    =============


See accompanying notes to condensed consolidated unaudited pro forma financial statements.

                               TBM HOLDINGS INC.
  CONDENSED CONSOLIDATED UNAUDITED PRO FORMA STATEMENT OF CONTINUING OPERATIONS
                       for the year ended January 1, 2000
                      (In thousands, except per share data)






                                                                                                      TBM Holdings
                                                                                                        Pro Forma
                                                                  Long Reach         Pro Forma           for the          Lee
                                                 TBM Holdings      Holdings       Adjustments for      Long Reach     Engineering
                                                  Historical      Historical (a)  the Long Reach         Merger        Historical
                                                   (Audited)     (Unaudited)          Merger           (Unaudited)     (Audited)
                                                 --------------  -------------    ----------------    --------------  ------------
Net sales                                         $          -    $    39,229      $            -      $     39,229    $   16,834
Cost of sales                                                -         33,525                (535)(c)        32,990        12,688
                                                 --------------  -------------    ----------------    --------------  ------------
Gross profit                                                 -          5,704                 535             6,239         4,146
Selling, general and administrative expense                446          9,257                (161)(c)                       5,282
                                                                                              183 (d)         9,725
                                                 --------------  -------------    ----------------    --------------  ------------
Income (loss) from operations                             (446)        (3,553)                513            (3,486)       (1,136)
Interest expense, net                                        -         (1,773)                940 (e)          (833)            -
Other income (expense), net                                470            275                   -               745          (291)
                                                 --------------  -------------    ----------------    --------------  ------------
Income (loss) before income taxes                           24         (5,051)              1,453            (3,574)       (1,427)
Income tax (benefit)                                         -         (1,119)               (163)(g)        (1,282)         (508)
                                                 --------------  -------------    ----------------    --------------  ------------
Net income (loss) from continuing operations      $         24    $    (3,932)     $        1,616      $     (2,292)   $     (919)
                                                 ==============  =============    ================    ==============  ============
Basic and diluted earnings (loss) per share -
    From continuing operations                    $       0.02
                                                 ==============
Basic weighted average shares outstanding                1,401
                                                 ==============
Diluted weighted average shares outstanding              1,464
                                                 ==============








                                                                            TBM Holdings
                                                                             Pro Forma
                                                                            for the Long
                                                                            Reach Merger
                                                                            and the Lee
                                                        Pro Forma           Engineering                         Pro Forma
                                                   Adjustments for the      Acquisition     Blue Giant      Adjustments for the
                                                     Lee Engineering        As Adjusted     Historical (q)      Blue Giant
                                                       Acquisition          (Unaudited)      (Audited)         Acquisition
                                                   --------------------    --------------- -------------   ---------------------
Net sales                                           $                -      $      56,063   $    22,025       $               -
Cost of sales                                                      (98)(c)         45,580        17,632                     (70)(c)
                                                   --------------------    --------------- -------------   ---------------------
Gross profit                                                        98             10,483         4,393                      70
Selling, general and administrative expense                         (2)(c)                        3,226                      52 (c)
                                                                   124 (d)         15,129                                   208 (d)
                                                   --------------------    --------------- -------------   ---------------------
Income (loss) from operations                                      (24)            (4,646)        1,167                    (190)
Interest expense, net                                             (192)(e)         (1,025)         (298)                   (134)(e)
Other income (expense), net                                       (269)(f)            185          (194)                      -
                                                   --------------------    --------------- -------------   ---------------------
Income (loss) before income taxes                                 (485)            (5,486)          676                    (324)
Income tax (benefit)                                              (234)(g)         (2,024)          422                    (120)(g)
                                                   --------------------    --------------- -------------   ---------------------
Net income (loss) from continuing operations        $             (251)     $      (3,462)  $       254       $            (204)
                                                   ====================    =============== =============   =====================
Basic and diluted earnings (loss) per share -
    From continuing operations

Basic weighted average shares outstanding

Diluted weighted average shares outstanding



























                                                  TBM Holdings
                                                    Pro Forma
                                                   for the Long
                                                  Reach Merger,
                                                     the Lee
                                                   Engineering
                                                   Acquisition
                                                   and the Blue
                                                      Giant
                                                   Acquisition
                                                   As Adjusted
                                                   (Unaudited)
                                                  ---------------
Net sales                                          $      78,088
Cost of sales                                             63,142
                                                  ---------------
Gross profit                                              14,946
Selling, general and administrative expense
                                                          18,615
                                                  ---------------
Income (loss) from operations                             (3,669)
Interest expense, net                                     (1,457)
Other income (expense), net                                   (9)
                                                  ---------------
Income (loss) before income taxes                         (5,134)
Income tax (benefit)                                      (1,722)
                                                  ---------------
Net income (loss) from continuing operations       $      (3,412)
                                                  ===============
Basic and diluted earnings (loss) per share -
    From continuing operations                     $       (1.21)
                                                  ===============
Basic weighted average shares outstanding                  2,824
                                                  ===============
Diluted weighted average shares outstanding                2,824
                                                  ===============


See accompanying notes to condensed consolidated unaudited pro forma financial statements.

                               TBM HOLDINGS INC.
              NOTES TO CONDENSED CONSOLIDATED UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS

On February 23, 2000, TBM Holdings acquired Long Reach in a merger transaction pursuant to which Long Reach merged into a wholly owned subsidiary of TBM Holdings, now named Long Reach, Inc. (the "Surviving Corporation"). The aggregate consideration in respect of the acquisition was (1) $1,500,000 of cash, (2) the issuance of 500,000 shares of TBM Holdings Common Stock valued at $6.00 per share, (3) the Surviving Corporation's issuance of $3,000,000 of new subordinated notes to refinance a portion of existing subordinated notes with certain stockholders of Long Reach and (4) the assumption by the Surviving Corporation of $10,921,000 of outstanding bank debt at the date of the acquisition. Upon closing, TBM Holdings paid down $5,338,000 of the debt assumed. The Long Reach Merger has been accounted for using the purchase method of accounting, effective at the date of acquisition.

On May 16, 2000, TBM Holdings, through Long Reach, Inc., acquired all of the capital stock of Lee Engineering for $7,466,000 of cash. On May 22, 2000, TBM Holdings changed the name of Lee Engineering Company, Inc. to Presto Lifts, Inc. The Lee Engineering Acquisition has been accounted for using the purchase method of accounting, effective at the date of acquisition.

On November 10, 2000, TBM Holdings, through Blue Giant Equipment Corporation, a wholly owned subsidiary, acquired substantially all of the assets and specific liabilities of Blue Giant and certain intellectual property of Blue Giant Corporation for $8,307,000. The Blue Giant Acquisition was financed by (1) TBM Holdings' issuance of 923,077 shares of common stock to existing shareholders at $6.50 per share and (2) Blue Giant Equipment Corporation's obtaining a loan agreement with a bank which advanced $5,190,000 at closing. Also at closing, Blue Giant Equipment Corporation paid down $2,694,000 of debt of Blue Giant.
The Blue Giant Acquisition has been accounted for using the purchase method of accounting, effective at the date of acquisition.

The purchase price was allocated to assets purchased and liabilities assumed as follows (dollars in thousands):

                                  Long Reach     Lee Engineering     Blue Giant
                                     Merger         Acquisition      Acquisition
                                 ---------------  ---------------  ---------------
Working capital                       $(1,606)          $ 2,046         $  1,512
Property and equipment                  6,985               641            3,242
Goodwill and other intangibles          7,495             4,779            3,535
Other assets                              326                --               18
Long-term debt                         (8,583)               --               --
Other long-term liabilities              (117)               --               --
                                      -------           -------          -------
Purchase Price                        $ 4,500           $ 7,466         $  8,307
                                      =======           =======         ========


The condensed consolidated unaudited pro forma balance sheet as of September 30, 2000 presents the Blue Giant Acquisition as if it had occurred on that date. The condensed consolidated unaudited pro forma statements of operations for the year ended January 1, 2000 and the nine months ended September 30, 2000 give effect to the pro forma results of TBM Holdings for the Long Reach Merger, the Lee Engineering Acquisition and the Blue Giant Acquisition for the entire periods presented.

These statements should be read in conjunction with the separate audited financial statements and notes thereto of TBM Holdings, Long Reach and Lee Engineering, which have been previously filed with the Securities and Exchange Commission. The condensed consolidated unaudited pro forma financial statements are not necessarily indicative of the results of operations of TBM Holdings, as it may be in the future or as it would have been had the Long Reach Merger, the Lee Engineering Acquisition and the Blue Giant Acquisition been effective January 1, 2000 or January 1, 1999.

(a) Includes results of Long Reach for the period from January 1, 1999 to January 1, 2000 for the year ended January 1, 2000. Includes results of Long Reach for the period from January 2, 2000 to February 23, 2000 (the date of the Long Reach Merger) for the nine months ended September 30, 2000.

                               TBM HOLDINGS INC.
              NOTES TO CONDENSED CONSOLIDATED UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS


(b) Includes results of Lee Engineering for the period from January 2, 2000 to May 15, 2000 (the date prior to the date of the Lee Engineering Acquisition) for the nine months ended September 30, 2000.

(c) For the Long Reach Merger, the adjustment reflects the reduction in depreciation in cost of sales, $535,000 for the year ended January 1, 2000 and $54,000 for the nine months ended September 30, 2000. The adjustment also reflects the reduction in depreciation in selling, general and administrative expenses for the year ended January 1, 2000 in the amount of $161,000 and an increase in depreciation in selling, general and administrative expenses of $11,000 for the nine months ended September 30, 2000. These adjustments result from the application of new depreciable lives to the fair value of property, plant and equipment related to the Long Reach Merger. Many of the assets acquired were either fully depreciated or very nearly so. In order to reflect the proper expense in future periods, lives were assigned to the fair value of property, plant and equipment as though it were purchased used at the date of the Long Reach Merger. An appraisal of property, plant and equipment acquired resulted in a reduction in the book value in the amount of $767,000. The reduction in depreciation included in the above amounts which is attributable to the reduction in book value is $3,000 for the year ended January 1, 2000 and $2,000 for the nine months ended September 30, 2000. Certain real property included in the historical financial statements was not acquired in the Long Reach Merger. The reduction in depreciation included in the above amounts resulting from assets not acquired is $42,000 for the year ended January 1, 2000 and $31,000 for the nine months ended September 30, 2000.

        For the Lee Engineering Acquisition, the adjustment reflects the reduction in depreciation in cost of sales, $98,000 for the year ended January 1, 2000 and $31,000 for the nine months ended September 30, 2000. The adjustment also reflects the reduction in depreciation in selling, general and administrative expenses, $2,000 for the year ended January 1, 2000 and $13,000 for the nine months ended September 30, 2000. These adjustments result from the application of new depreciable lives to the fair value of property, plant and equipment acquired in the Lee Engineering Acquisition. Many of the assets acquired were either fully depreciated or very nearly so. In order to reflect the proper expense in future periods, lives were assigned to the fair value of property, plant and equipment as though it were purchased used at the date of the Lee Engineering Acquisition.

        For the Blue Giant Acquisition, the adjustment reflects the decrease in depreciation in cost of sales, $70,000 for the year ended January 1, 2000 and $78,000 for the nine months ended September 30, 2000. The adjustment also reflects the increase in depreciation in selling, general and administrative expenses, $52,000 for the year ended January 1, 2000 and $18,000 for the nine months ended September 30, 2000. These adjustments result from the application of new depreciable lives to the fair value of property, plant and equipment related to the Blue Giant Acquisition. Many of the assets acquired were either fully depreciated or very nearly so. In order to reflect the proper expense in future periods, lives were assigned to the fair value of property, plant and equipment as though it were purchased used at the date of the Blue Giant Acquisition. An appraisal of property, plant and equipment acquired resulted in an increase in the book value in the amount of $1,189,000. The increase in depreciation included in the above amounts which is attributable to the increase in book value is $105,000 for the year ended January 1, 2000 and $80,000 for the nine months ended September 30, 2000.

(d) Adjustment to reflect the amortization of additional goodwill and other intangibles for the year ended January 1, 2000 and the nine months ended September 30, 2000. TBM Holdings recorded goodwill and other intangibles of approximately $7,495,000 in the Long Reach Merger, $4,779,000 in the Lee Engineering Acquisition and $3,535,000 in the Blue Giant Acquisition and is amortizing the goodwill and other intangibles over 20 years.

                               TBM HOLDINGS INC.
              NOTES TO CONDENSED CONSOLIDATED UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS


(e) Adjustment to interest expense to reflect the following (dollars in thousands):

                                                                         Year ended           Nine months ended
                                                                       January 1, 2000        September 30, 2000
                                                                     -------------------     --------------------
     Effect of additional financing incurred with the Long
       Reach Merger, the Lee Engineering Acquisition and the
       Blue Giant Acquisition:

     Commitment fees on revolver                                          $    34                    $     25
     Bank revolver loan:
       Long Reach Merger ($3,200 at 9.5%)                                     304                         228
       Lee Engineering Acquisition ($2,000 at 9.5%)                           190                         142
       Blue Giant Acquisition ($3,331 at 8.1%)                                270                         202
     Bank term loan:
       Long Reach Merger ($2,500 at 9.5%)                                     238                         178
       Blue Giant Acquisition ($1,859 at 8.5%)                                158                         119
     Subordinated notes ($3,000 at 6.0%)                                      170                         127
     Other                                                                     19                          14
     Amortization of financing costs resulting from the Long
       Reach Merger, the Lee Engineering Acquisition and the
       Blue Giant Acquisition ($336 amortized between 3 to
       5 years)                                                                74                          55
                                                                          --------                    --------
         Pro forma interest expense                                         1,457                       1,090
         Less - Historical interest expense                                (2,071)                     (1,242)
                                                                          --------                    --------
         Pro forma interest expense adjustment                             ($ 614)                     ($ 152)
                                                                          ========                    ========

        The effect of a 1.0% change in the annual interest rate of the bank revolver and term loans would change pro forma interest expense by $129 for the fiscal year ended January 1, 2000.


(f) Adjustment to other income (expense), net to reflect reduction in available working capital for short-term investments.

(g) Adjustment to reflect the tax impact on a pro forma basis using an effective rate of 37% to the extent of available deferred tax liabilities.

(h) Reflects the application of the purchase price to Blue Giant's assets acquired and liabilities assumed. The resulting goodwill and other intangibles are expected to be amortized over a period of 20 years.

(i)     Reflects the payment of bank debt of Blue Giant.

(j) Reflects the proceeds to TBM Holdings from borrowings under its bank debt with Blue Giant Equipment Corporation's lender to finance a portion of the purchase price.

(k) Reflects the proceeds to TBM Holdings from issuance of common stock to existing shareholders to finance a portion of the purchase price.

(l) Reflects the elimination of assets and liabilities of Blue Giant not assumed by TBM Holdings.

(m) Reflects the elimination of the historical equity of Blue Giant in applying the purchase price.

(n) Reflects the accrual of $610,000 transaction fees related to the Blue Giant Acquisition, including $18,000 of financing costs.

(o) Reflects the write up of inventory to estimated fair value less estimated selling costs and a reasonable profit on selling efforts.

(p) Reflects the adjustment to record property, plant and equipment at their estimated fair value at the acquisition date.

(q) The average exchange rates used to translate the statements of operations from Canadian dollars to U.S. dollars is 1.4879 CAN/USD for the year ended January 1, 2000 and 1.4727 CAN/USD for the nine months ended September 30, 2000. The exchange rate used to translate the balance sheet from Canadian dollars to U.S. dollars is 1.5009 at September 30, 2000.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Amendment to Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TBM HOLDINGS INC.


                                   By:   /s/ William A. Schwartz
                                      -------------------------------------
                                       William A. Schwartz
                                       President


Dated:  January 24, 2001

                                Index to Exhibits

Exhibit No.                  Description
-----------                  -----------
     2.1                     Asset Purchase Agreement, dated October 19, 2000,
                             between 1445833 Ontario Inc. and Blue Giant
                             Limited, previously filed as an exhibit to Form 8-K
                             dated October 19, 2000, filed with the Commission
                             on October 26, 2000.

     2.2 Transfer Agreement, dated November 10, 2000, between Blue Giant Corporation and Blue Giant
                             Equipment Corporation, previously filed as an exhibit to Form 8-K dated November 10, 2000, filed with the Commission on November 17, 2000.

     23                      Consent of KPMG LLP.

     99 Press Release dated November 10, 2000, previously filed as an exhibit to Form 8-K dated November 10, 2000, filed with the Commission on November 17, 2000.

